Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2015 RESULTS

ROUND ROCK, TX – May 20, 2015 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its first quarter ended March 31, 2015.

First Quarter Highlights:

●	First quarter 2015 revenue of $7.3 million compared with $7.1 million in the first quarter of 2014 and $8.4 million in the fourth quarter of 2014.
●	Gross margin of 33% in the first quarter of 2015 compared with 32% in the first quarter of 2014.
●	Reduced operating expenses by 10% compared to the first quarter of 2014.
●	Net loss of $402,000 or $(0.03) per share, compared to a net loss of $892,000 or $(0.06) per share in the first quarter of 2014.
●	Adjusted EBITDA loss of $96,000 compared with Adjusted EBITDA loss of $573,000 in the first quarter of 2014.

“Our increased revenues and margins, combined with lower operating expenses have helped improve our operating results compared to the same period a year ago” said Anthony Angelini, President and Chief Executive Officer of TSS. “We normally incur higher operating expenses in our first quarter due to our annual audit and other related professional fees. Despite this, we were able to significantly improve our results compared to 2014. Moving forward we would anticipate lower operating expenses as we focus on our goals of revenue growth and sustaining profitability for the business.”

Angelini continued, “We continue to see positive momentum in our businesses. Pipeline activity and recent wins should provide a strong second half of the year. Our data center lifecycle management capabilities allow us to be a trusted partner and single source for requirements ranging from consulting to system integration to deployment and on-going management. We believe this range of capabilities is unique to TSS.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2015 financial results for today at 4:30PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 39650922#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company’s website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 19, 2015. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 39650922#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, acquisition expenses and certain other costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s report on our 2014 financial statements contains an explanatory statement about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue additional debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31
	2015	2014
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$708	$1,378
Contract and other receivables, net	3,622	3,951
Costs and estimated earnings in excess of billings on uncompleted contracts	1,176	1,042
Inventories, net	118	154
Prepaid expenses and other current assets	150	243
Total current assets	5,774	6,768
Property and equipment, net	690	670
Goodwill	1,907	1,907
Intangible assets, net	944	979
Other assets	107	91
Total assets	$9,422	$10,415
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$669	$149
Borrowings under credit facility	1,079	1,171
Accounts payable and accrued expenses	4,756	5,547
Billings in excess of costs and estimated earnings on uncompleted contracts	1,309	2,009
Total current liabilities	7,807	8,876
Convertible notes, less current portion, net	783	575
Other liabilities	16	18
Total liabilities	8,606	9,469

Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2015 and December 31, 2014; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2015 and December 31, 2014: 16,385 and 15,905 issued at March 31, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	67,923	67,651
Treasury stock 703 and 696 shares at cost at March 31, 2015 and
December 31, 2014, respectively	(1,512)	(1,512)
Accumulated deficit	(65,597)	(65,195)
Total stockholders' equity	816	946
Total liabilities and stockholders’ equity	$9,422	$10,415

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended March 31,
	2015	2014
Results of Operations:
Revenue	$7,272	$7,059
Cost of revenue, excluding depreciation and amortization	4,868	4,824
Gross profit	2,404	2,235
Operating expenses:
Selling, general and administrative	2,604	2,899
Depreciation and amortization	130	164
Total operating costs	2,734	3,063
Operating loss	(330)	(828)
Interest income (expense), net	(72)	(64)
Other income (expense), net	-	-
Loss before income taxes	(402)	(892)
Income tax expense	-	-
Net loss	$(402)	$(892)

Basic & diluted net loss per share	$(0.03)	$(0.06)
Shares used in computing basic & diluted net loss per share	15,283	14,467

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2015	2014

Net loss	$(402)	$(892)

Interest income (expense), net	72	64
Depreciation and amortization	130	122

EBITDA	$(200)	$(706)

Stock based compensation	104	133
Provision for bad debts	-	-
Provision for income taxes	-	-
Adjusted EBITDA	$(96)	$(573)

Severance charges	19	-
Other charges	56	223

Normalized Adjusted EBITDA	$(21)	$(350)